SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 10, 2005

DYNTEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11568	95-4228470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18881 Von Karman Avenue, Suite 250 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 955-0078

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On February 10, 2005, DynTek, Inc., a Delaware corporation (“DynTek”), raised approximately $7.7 million in gross proceeds (net proceeds of approximately $7.2 million) through a private placement to accredited investors of an aggregate of 14,802,692 shares of common stock and warrants to purchase an aggregate of 3,701,919 shares of common stock.  The common stock and the corresponding warrant were sold at a price of $.52 per share of common stock issued.  Each warrant entitles its holder to purchase that number of shares of common stock equal to 25% of the common stock purchased by such investor, at an exercise price of $.66 per share.

In connection with the issuance of the common stock and warrants, DynTek entered into a Registration Rights Agreement with the purchasers obligating DynTek to register for resale the shares of the common stock sold in the private placement and the shares of common stock issuable upon the exercise of the associated warrants discussed above on a registration statement on Form S-3 to be filed with the Securities and Exchange Commission within thirty (30) days of the closing date.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, the Registration Rights Agreement and the form of Warrant, which are filed as Exhibits 10.01, 10.02 and 10.03, respectively, to this report and are incorporated herein by reference.  The press release describing the private placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02.              Unregistered Sales of Equity Securities.

The information set forth on Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02 with respect to the agreements to issue equity securities described therein.  The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.  The agreements executed in connection with the private placement contain representations to support DynTek’s reasonable belief that the investors had access to information concerning its operations and financial condition, the investors are acquiring the securities for their own account and not with a view to the distribution thereof, and that the investors are accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended).  At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act of 1933, as amended, and the certificates representing the securities shall bear legends to that effect.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description
10.01	Securities Purchase Agreement, dated February 10 2005, by and among DynTek, Inc. and the investors named therein.

10.02	Registration Rights Agreement, dated February 10, 2005, by and among DynTek, Inc. and the investors named therein.

10.03	Form of Warrant.

99.1	Press Release dated February 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNTEK, INC.

February 15, 2005	/s/ Robert Webber
Robert Webber
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.01	Securities Purchase Agreement, dated February 10 2005, by and among DynTek, Inc. and the investors named therein.

10.02	Registration Rights Agreement, dated February 10, 2005, by and among DynTek, Inc. and the investors named therein.

10.03	Form of Warrant.

99.1	Press Release dated February 11, 2005.